EXHIBIT 10.1

FORM OF AGREEMENT

This Agreement (this “Agreement”), dated as of February 9, 2007, is made by and between Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company” or “Indemnitor” as the case may be), and the person executing this Agreement (the “Director”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Company’s Sixth Articles of Amendment and Restatement (as amended or restated from time to time, the “Charter”).

R E C I T A L S

A.            The Company operates as a real estate investment trust (a “REIT”) for federal and state income tax purposes.

B.            The Company, from time to time, offers shares of its common stock pursuant to the requirements imposed by federal and the various state laws.

C.            In connection with complying with the various state laws known as “Blue Sky” laws, the Company is required to comply with the Statement of Policy applicable to REITs promulgated by the North American Securities Administrators Association, Inc. on September 29, 1993, referred to herein as the “NASAA Guidelines.”

D.            The Charter authorizes the Company to limit the liability of, and indemnify, its officers and Directors to the fullest extent permitted by Maryland law.

E.             The NASAA Guidelines impose limits, greater than those imposed by Maryland law, on a company’s power to hold its directors harmless for loss or liability suffered by the directors or the Company.

F.             The Company has filed a registration statement with, among others, the Securities and Exchange Commission and the Pennsylvania Securities Commission.

G.            The Securities and Exchange Commission has declared effective the Company’s registration statement.

H.            The Pennsylvania Securities Commission, as part of its review of the registration statement, has requested that the Company amend the Charter to provide that, to the extent that the provisions of the Maryland General Corporation Law, as amended (the “MGCL”), conflict with the provisions set forth in the NASAA Guidelines, the NASAA Guidelines control to the extent any provisions of the MGCL are not mandatory.

I.              The Pennsylvania Securities Commission has also requested that the Company amend certain provisions of its Charter regarding conflicts between the NASAA Guidelines and the MGCL.

J.             The Company is willing to submit the proposals to amend the Charter to its Stockholders; provided, however, that until the time that the amendments to the Charter are approved by the Stockholders, and if the amendments are not approved by the Stockholders, the Directors, including the undersigned, have entered into the agreement set forth herein, establishing certain rights and obligations.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1              Agreement to Hold Harmless and Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 1, the Company shall hold harmless and indemnify the Director from and against any liability or loss to which the Director may become subject or which the Director may incur by reason of his or her services as a Director, officer, employee or agent of the Company.

(b)           The Company shall not indemnify the Director or hold the Director harmless for any loss or liability suffered by the Company unless:

(i)            the Directors have determined, in good faith, that the course of conduct which caused the liability or loss was in the best interest of the Company;

(ii)           the Director was acting on behalf of or performing services on the part of the Company;

(iii)          the liability or loss was not the result of negligence or misconduct on the part of the Director except that in the event the Director is or was an Independent Director, the liability or loss shall not have been the result of gross negligence or willful misconduct of the Director;

(iv)          the indemnification is recoverable only out of the Net Assets of the Company and not from the Stockholders; and

(v)           if required by the Charter or applicable law, the Directors, the special legal counsel to the Company or the Stockholders have determined that indemnification or reimbursement is proper.

(c)           Notwithstanding anything to the contrary in paragraph (b) above, the Company shall not indemnify the Director for liabilities or losses arising from or out of an alleged violation of federal or state securities laws by the Director unless one or more of the following conditions are met:

(i)            there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Director;

(ii)           the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Director; or

(iii)          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs incurred by the Director should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(d)           Subject to the provisions of section 1(b)-(c), the Company shall advance amounts to the Director for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Sections 2-418(e)(2), (3) and (4) of the MGCL, as amended, and only if all of the following conditions are satisfied:

(i)            the legal action relates to acts or omissions with respect to the performance of duties or services by the Director for or on behalf of the Company;

(ii)           the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advancement; and

(iii)          the Director receiving the advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in the event that the Director is found not to be entitled to indemnification.

(e)           The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of the Director against any liability or loss asserted that was incurred in any capacity with the Company or arising out of this status; provided, however, that the Company shall not incur the costs of any liability insurance that insures any Person against liability or loss for which he, she or it could not be indemnified under the Charter.

(f)            Nothing contained in this Agreement shall constitute a waiver by the Director of any right that the Director may have against any Person under federal or state securities laws.

2.             NASAA Guidelines.  The Director acknowledges and agrees that the provisions of the Charter are severable and if the Board shall determine that the MGCL conflicts with the provisions set forth in the NASAA Guidelines, the NASAA Guidelines control to the extent any provisions of the MGCL are not mandatory provided that any such determination by the Board shall not affect or impair any of the remaining provisions of the Charter or render invalid or improper any action taken or omitted prior to such determination.  The Company acknowledges and agrees that the Director shall not be liable for making or failing to make such a determination.

3.             Term.  This Agreement shall continue until the earlier of (i) the Company obtaining Stockholder approval of the proposed amendments to the Charter described in the Recitals hereof, and more specifically set forth in a memorandum from the Company’s counsel to the Pennsylvania Securities Commission, dated January 19, 2007, and approved by the board of the Pennsylvania Securities Commission at its regularly scheduled meeting on January 23, 2007; or (ii) the Company having a class of security that is a “covered security” as defined in the Securities Act of 1933, 15 U.S.C. §77r (1994), as amended.

4.             Notices.  All notices or other communications required or permitted to be given or delivered hereunder shall be deemed to have been properly given or delivered to the following address: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier; or (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided hereunder, in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

Indemnitor:	Behringer Harvard REIT I, Inc.
15601 Dallas Parkway
Addison, TX 75001
Attn: Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal
	Telephone:	(469) 341-0540
	Facsimile:	(214) 655-1610

Director:	To the address set forth by the Director
on the signature page hereto

5.             Counterparts.  This Agreement may be executed in one or more counterparts, all or which taken together shall constitute one and the same agreement, and shall become effective when the counterparts have been signed by each party hereto and delivered to the other parties hereto.

6.             Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

7.             Amendments.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance; provided that until the Company has a class of security that is a “covered security” as described in Section 3 above, the provisions of this Agreement may not be amended except with the approval of the Pennsylvania Securities Commission.

8.             Headings.  The descriptive headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.             Severability.  In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

10.           Successor and Assigns.  All references herein to the Company hereunder shall be deemed to include all successors and assigns of the Company.  The Director may not assign its benefits hereunder to any third party beneficiaries or successors or assigns without the prior written consent of the Company.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INDEMNITOR:

Behringer Harvard REIT I, Inc.

By:
Name:
Its:

Director:

By:
Name:
Title:
Address:

Facsimile: